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                                  LODGIAN, INC.
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                (Name of Registrant as Specified In Its Charter)

                             EDGECLIFF HOLDINGS, LLC
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FOR IMMEDIATE RELEASE

Contact: Joseph E. Marquet, Edgecliff Holdings, LLC
Phone:   (859) 578-1100

Contact: Robert C. Marese, MacKenzie Partners, Inc.
Phone:   (212) 929-5500

             EDGECLIFF HOLDINGS, LLC GRANTED COURT ORDER THAT ANNUAL
              MEETING OF LODGIAN, INC. BE HELD ON OCTOBER 20, 2000

Ft. Mitchell, Kentucky, October 16, 2000--Edgecliff Holdings, LLC announced today that the Delaware Court of Chancery has granted its motion to order Lodgian, Inc. (NYSE: LOD) to hold its Annual Meeting of Stockholders, and ordered that the meeting be held on October 20, 2000. Edgecliff reported that the Court's action was taken in response to a complaint Edgecliff and an affiliate had filed on October 13 seeking to have the Court order that Lodgian hold its Annual Meeting as soon as possible. Edgecliff stated that it filed the complaint after learning that Lodgian's Board of Directors had unilaterally postponed the Annual Meeting from its originally scheduled time and date of 9:30 a.m. on October 12, 2000 only six hours before the meeting was to be held.

         Although Lodgian had previously announced that its Annual Meeting would be held on October 20, Edgecliff stated that it viewed the Court's decision as a significant victory because it minimized the possibility that Lodgian might further attempt to delay the meeting. Edgecliff noted that in determining to grant the order, the Court substantially based its decision on the fact that Lodgian had previously told the Court that the Annual Meeting would be held on October 12.